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                                     Exhibit 4.2

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
I WISH TO PARTICIPATE IN THE AUTOMATIC DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN ON THE FOLLOWING BASIS:

                                     1.  [  ] Automatic dividend reinvestment.

                                                         and/or

                                     2.  [  ] Optional cash payments.
                                              (A check must be submitted with this form.)

         Signatures of all registered owners.  Please date and sign as your name(s) appear on this form.

                                       ________________________________________
                                                     (Shareholder)

                                       ________________________________________
                                                      (Shareholder)

                                       Date_____________________________  19___

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